 Exhibit 99.1

CORMEDIX INC. ANNOUNCES REGULATORY AND MANUFACTURING UPDATES

Berkeley Heights, NJ – August 8, 2022 – CorMedix Inc. (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory disease, today announced updates related to the FDA review of the DefenCath New Drug Application (NDA) as well as other manufacturing and commercial updates. A second Complete Response Letter (CRL) was received from the FDA stating that the DefenCath NDA cannot be approved until deficiencies recently conveyed to the contract manufacturing organization (CMO) and the supplier of the active pharmaceutical ingredient (API) heparin during inspections are resolved to the satisfaction of FDA. There were no other deficiencies related to DefenCath cited in the CRL, and the Company expects that resolution of the site-specific compliance deficiencies will clear a pathway for FDA to approve the DefenCath NDA.

CorMedix has supported the efforts of the CMO to compile robust responses and corrective action plans to inspectional observations the CMO received during the FDA’s recent pre-approval inspection of the CMO for the DefenCath NDA. The FDA has not yet advised the CMO of the post-inspection compliance classification, but CorMedix will continue to provide any needed support in the upcoming weeks as the CMO completes implementation of all necessary corrective actions.

Separately, the FDA conducted a recent inspection unrelated to DefenCath at the facility of the company’s heparin supplier, which culminated in the API supplier receiving a warning letter as a result of manufacturing deficiencies for a non-heparin API. CorMedix sought guidance from FDA as to whether these deficiencies would impact the timing of approval of the DefenCath NDA, and by way of the CRL, the FDA has now informed the company that satisfactory resolution of these deficiencies will be required before the DefenCath NDA may be approved. The Company’s heparin supplier has advised CorMedix that it has retained an independent CGMP consultant to expedite the implementation of corrective actions and resolve the warning letter as quickly as possible.

The Company understands that the inspectional deficiencies at these manufacturing facilities could not be resolved prior to the PDUFA date.

As part of the Company’s strategy to mitigate risks the compliance deficiencies at these sites may pose, the Company is pleased to announce that it has entered into an agreement with Alcami Corporation, a US based contract manufacturer with proven capabilities for manufacturing commercial sterile parenteral drug products, which will serve as an alternative manufacturing site for DefenCath. The Company has been working with Alcami over the past several months to transfer the manufacturing process for DefenCath into an Alcami site, and CorMedix expects to be able to submit a supplement to its NDA application around the end of the first quarter of 2023. As part of the technology transfer and validation of the manufacturing process at Alcami, CorMedix will also qualify an alternate source of heparin API from a major US supplier. Alcami and the alternate supplier of heparin have a robust history of US FDA CGMP inspections and approvals.

Lastly, the Company is pleased to share that on August 1st, the Center for Medicare & Medicaid Services (CMS) published in the Federal Register the conditional New Technology Add on Payment (NTAP) reimbursement. The NTAP is conditioned upon the NDA obtaining final FDA approval prior to July 1 of 2023, and would take effect in the first calendar quarter following such FDA approval of the NDA. The Company intends to submit a duplicate NTAP application in October of this year with the expectation of preserving eligibility for NTAP should final NDA approval occur after July 1, 2023.

Joe Todisco, CorMedix CEO stated “While I am disappointed that we will not receive FDA approval for the NDA on our PDUFA date, I am encouraged to have substantive labeling and clinical review completed by FDA and I am confident there is line of sight to FDA approval of the NDA, once either our existing CMO and API supplier obtain compliance clearance, or we are able to submit and obtain regulatory approval for manufacturing at Alcami. The CorMedix team will continue working diligently on both pathways simultaneously with the ultimate goal of commercializing the product in calendar year 2023. The Company will provide additional updates on our upcoming earnings call this Thursday August 11th.”

About CorMedix

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory diseases. The Company is focused on developing its lead product DefenCath™, a novel, antibacterial and antifungal solution designed to prevent costly and life-threatening bloodstream infections associated with the use of central venous catheters in patients undergoing chronic hemodialysis. DefenCath has been designated by FDA as Fast Track and as a Qualified Infectious Disease Product (QIDP), and the original New Drug Application (NDA) received priority review in recognition of its potential to address an unmet medical need. QIDP provides for an additional five years of marketing exclusivity, which will be added to the five years granted to a New Chemical Entity upon approval of the NDA. CorMedix also committed to conducting a clinical study in pediatric patients using a central venous catheter for hemodialysis when the NDA is approved, which will add an additional six months of marketing exclusivity when the study is completed. The Company received a Complete Response Letter (CRL) from FDA stating that the original NDA could not be approved until deficiencies at the contract manufacturing organization (CMO) were satisfactorily resolved. FDA notified the Company in a second CRL that the refiled NDA could not be approved until satisfactory resolution of deficiencies identified during a pre-approval inspection at the CMO and during an inspection for an unrelated active pharmaceutical ingredient at the manufacturing facility for the heparin supplier for DefenCath. CorMedix also intends to develop DefenCath as a catheter lock solution for use in other patient populations. It is leveraging its taurolidine technology to develop a pipeline of antimicrobial medical devices, with programs in surgical sutures and meshes, and topical hydrogels. The Company is also working with top-tier researchers to develop taurolidine-based therapies for rare pediatric cancers. Neutrolin® is CE Marked and marketed in Europe and other territories as a medical device. For more information, visit: www.cormedix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, financing plans, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the ability of the CMO to address the deficiencies identified by the FDA; the ability of the Company’s heparin supplier to address the manufacturing deficiencies identified in the warning letter for non-heparin API; the resources needed to secure approval of the new drug application for DefenCath from the FDA; the risks and uncertainties of the relationship with Alcami and the alternate supplier of heparin; the ability to secure final FDA approval prior to July 1, 2023 or obtain CMS approval of a resubmitted NTAP application; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources and the impact on current, planned or future research, including the continued development of DefenCath/Neutrolin and research for additional uses for taurolidine; obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; preclinical results are not indicative of success in clinical trials and might not be replicated in any subsequent studies or trials; and the ability to retain and hire necessary personnel to staff our operations appropriately. We continue to assess to what extent the uncertainty surrounding the Coronavirus pandemic may impact our business and operations. These and other risks are described in greater detail in CorMedix’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576